UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2006

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-120847	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Director Stock Option Grants

On February 17, 2006, the Board of Directors of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) approved grants of options to purchase 5,000 shares of the Registrant’s common stock to Barbara C. Bufkin and Robert J. Chapman pursuant to the Registrant’s Amended and Restated Stock 2004 Incentive Award Plan (the “Stock Plan”) at an exercise price of $9.10 per share.  In addition, as a result of Steven J. Kaplan’s election to the Board on February 17, 2006 as described in Item 5.02 below, Mr. Kaplan was automatically granted options to purchase 1,250 shares of common stock under the Stock Plan at an exercise price of $9.10 per share.  The stock options will become exercisable upon the first anniversary of the date of grant and will expire on the tenth anniversary of the date of grant.  A copy of the form of Stock Option Agreement issued to Ms. Bufkin and Messrs. Chapman and Kaplan is attached as Exhibit 10.1 and incorporated herein by reference.

Contract to Purchase Real Estate

On February 22, 2006, Behringer Harvard Opportunity OP I, LP, the operating partnership of the Registrant entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract to purchase an office building located in Minnetonka, Minnesota (“12600 Whitewater”) from an unaffiliated seller, Metropolitan Life Insurance Company (on behalf of a commingled separate account).  12600 Whitewater is a two-story office building containing approximately 70,705 rentable square feet located on approximately 6.14 acres of land.  The contract price for 12600 Whitewater is $9,000,000, excluding closing costs.  We made an earnest money deposit of $250,000 on February 22, 2006 and an additional deposit of $250,000 on February 24, 2006.

The consummation of the purchase of 12600 Whitewater is subject to substantial conditions.  Our decision to consummate the acquisition of 12600 Whitewater will generally depend upon:

•                                          the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                                          no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

•                                          our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•                                          our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of 12600 Whitewater.  At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating 12600 Whitewater as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rate at 12600 Whitewater is comparable to market rates.  We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed.  12600 Whitewater will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions.  Neither we nor our operating partnership have considered any other factors materially relevant to our decision to acquire this property.

Item 3.03                                             Material Modification to Rights of Security Holders.

On February 17, 2006, the Registrant’s Board of Directors approved the Amended and Restated Distribution Reinvestment Plan, effective as of April 5, 2006 (the “Amended Plan”), attached as Exhibit 10.2.  The Amended Plan supersedes the Distribution Reinvestment Plan, effective as of September 20, 2005 (the “Prior Plan”).

Under the Amended Plan, as of April 5, 2006, the plan administrator will invest distributions in shares of common stock of the Registrant at a price of $9.50 per share.  Under the Prior Plan, participants that made original investments at less than $9.50 per share or unit could reinvest their distributions at that lower price.

Participants in either the Prior Plan or the Amended Plan may terminate or modify their participation at any time by written notice.  To be effective for any future distribution, notice must be received at least ten days prior to the last day of the month to which the distribution relates.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 17, 2006, the Board of Directors of the Registrant approved the expansion of the Board of Directors from three members to five members and elected Steven J. Kaplan and Robert S. Aisner to fill the vacancies created thereby.  Mr. Kaplan was also appointed as a member of the Audit Committee and Nominating Committee and as Chairman of the Compensation Committee.

In addition to serving as a director, Mr. Aisner has served as our President since our inception in November 2004 and also serves as our Chief Operating Officer.  Mr. Aisner also serves as an officer of the other Behringer Harvard companies, including our advisor, for which he serves as President.  We do not compensate our executive officers or our directors who are also employees of us, our advisor, or their affiliates for the services such executive officers and directors provide to us.  We do, however, pay fees to our advisor and other affiliates for the services such entities provide to us.

A copy of the press release dated February 23, 2006 announcing the election of Messrs. Kaplan and Aisner to the Board of Directors is attached as Exhibit 99.1.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2006, the Board of Directors of the Registrant approved an amendment to the Registrant’s Bylaws effective as of February 17, 2006.  Section 2.02 of the Bylaws was amended in order to provide that the annual meeting of stockholders will be held during the month of June.  Prior to adoption of the amendment, the Bylaws had provided that the annual meeting of stockholders would be held during the month of February in 2005 and during the month of May in years after 2005.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

3.2a                           Amendment to Bylaws of Behringer Harvard Opportunity REIT I, Inc.

10.1                           Form of Stock Option Agreement.

10.2                           Amended and Restated Distribution Reinvestment Plan, effective as of April 5, 2006.

99.1                           Press Release dated February 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: February 24, 2006	By:	/s/Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal